EXHIBIT 10.16
                                                  1996 FORM 10-K


                        COLLATERAL PLEDGE AGREEMENT


          THIS PLEDGE AGREEMENT, dated as of May 20, 1996, is from BUCYRUS-ERIE COMPANY, a Delaware corporation ("Pledgor"), to BANK ONE, MILWAUKEE, NATIONAL ASSOCIATION ("Secured Party"), and is given pursuant to that certain Credit Agreement dated as of December 14, 1994, as amended, between Pledgor and Secured Party (the "Credit Agreement"). All terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

          In consideration of credit to be extended by Secured Party pursuant to the Credit Agreement, Pledgor agrees as follows:

          1. Grant of Security Interest. Pledgor hereby assigns, pledges and grants to Secured Party all of its right, title and interest in and to the property described in paragraph 2 below (the "Collateral") to secure payment and performance of the obligations of Pledgor to Secured Party described in paragraph 3 below (the "Obligations").

          2.   Collateral.  The Collateral shall consist of the following:

               (a) All certificates of deposit issued by Secured Party (whether or not evidenced by a written instrument) from time to time now or hereafter in the possession or control of Secured Party for collateral purposes; and

               (b)  All proceeds of the foregoing.

For purposes of this Pledge Agreement, the term "proceeds" includes whatever is receivable or received when Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

          3.   Obligations.  The Obligations of Pledgor secured by this
Pledge Agreement shall consist of all debts, obligations and liabilities of Pledgor to reimburse the Secured Party for drawings honored by the Secured Party under the Letters of Credit and the Collahuasi Project Letters of Credit issued by the Bank pursuant to the Credit Agreement.

          4. Representations and Warranties. In addition to all representations and warranties of Pledgor set forth in the Credit Agreement, Pledgor represents and warrants that Pledgor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Pledgor acquires rights in the Collateral, will be the owner thereof) and that other than as permitted in the Credit Agreement no other person has (or, in the case of after-acquired Collateral, will have) any right, title, claim or interest (by way of security interest or other lien or charge or otherwise) in, against or to the Collateral.

          5. Covenants of Pledgor. In addition to all covenants and agreements of Pledgor set forth in the Credit Agreement, Pledgor hereby agrees
(a) to do all acts that may be necessary to maintain, preserve and protect the Collateral; (b) not to use or permit any Collateral to be used unlawfully or in violation of any provision of the Credit Agreement, this Pledge Agreement or any applicable statute, regulation or ordinance, the noncompliance with which could materially and adversely affect the use or value of the Collateral; (c) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings deemed necessary or appropriate by Secured Party to perfect, maintain or protect its security interest hereunder and the priority thereof and to deliver promptly to Secured Party all originals of the Collateral or proceeds consisting of instruments, duly endorsed or assigned to Secured Party; (d) to appear in and defend any action or proceeding which may affect his or her title to or Secured Party's interest in the Collateral; (e) to keep separate, accurate and complete records of the Collateral and to provide Secured Party with such records and such other reports and information relating to the Collateral as Secured Party may reasonably request from time to time; and (f) not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease, rent or otherwise dispose of or transfer any Collateral or right or interest therein except as permitted herein or as hereinafter provided, and to keep the Collateral free of all levies and security interest and other liens or charges.

          6. Preservation of Collateral. Secured Party shall use reasonable care in the custody and preservation of the Collateral in its possession, but this standard does not include (a) insuring or taking any steps to collect or realize upon the Collateral or any distribution of interest or principal; (b) informing Pledgor of any decline in the value of the Collateral; (c) sending notices, performing services or taking any other action in connection with the management of the Collateral; or (d) ascertaining or informing Pledgor with respect to any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to the Collateral, or preserving rights in it against prior parties whether or not Secured Party has or is deemed to have knowledge of it. Any requests concerning disposition of the Collateral must be in writing and be received by Secured Party.

          7. Default and Remedies. Pledgor shall be deemed in default under this Pledge Agreement upon the occurrence and continuance of an Event of Default. Upon the occurrence of any Event of Default, Secured Party may, without notice to or demand on Pledgor, and in addition to all rights and remedies available to Secured Party as provided in this Pledge Agreement, do any one or more of the following:

               (a) Foreclose or otherwise enforce Secured Party's security interest in any manner permitted by law or provided for in this Pledge Agreement.

               (b) Set off the principal amount of the Collateral issued by Secured Party, whether or not such Collateral has matured, against any of the Obligations, whether due or not.

               (c) Recover from Pledgor all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by Secured Party in exercising any right, power or remedy provided by this Pledge Agreement or by law.

               (d) Recover from Pledgor any deficiency remaining following such disposition.

Pledgor and Secured Party agree that the Collateral is "of a type customarily sold on a recognized market" and is "of a type which is the subject of widely distributed standard price quotations," as those phrases are used in section 409.504(3) of the Wisconsin Uniform Commercial Code and that, therefore, Secured Party need not give Pledgor reasonable notification of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made and that the Secured Party may purchase the Collateral at any private sale. In the event that notice is nonetheless required by applicable law, written notice sent at least ten calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice. The notice (if any) of such sale required by this section 7 shall (a) in case of a public sale, state the time and place fixed for such sale, (b) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and
(c) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lost as an entirety or in separate parcels, as Secured Party may determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

          8. Authorized Action by Secured Party. Effective upon the occurrence and during the continuance of an Event of Default, Pledgor hereby irrevocably appoints Secured Party as attorney-in-fact to do (but Secured Party shall not be obligated to and shall incur no liability to Pledgor or any third party for failure to do) any act which Pledgor is obligated by this Pledge Agreement to do, and to exercise such rights and powers as Pledgor might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral;
(b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, any Collateral; (c) protect and preserve the Collateral; (d) transfer the Collateral to its own or its nominee's name; (e) sign or endorse Pledgor's name on the Collateral; (f) notify obligors on or issuers of any Collateral to make payment or delivery to Secured Party of any amounts, securities or rights due or distributable on the Collateral or notices given in connection therewith; and (g) make any compromise or settlement, and take any action it deems advisable, with respect to any Collateral. Pledgor agrees to reimburse Secured Party upon demand for any costs and expenses, including, without limitation, reasonable attorneys' fees, which Secured Party may incur while properly acting as said Pledgor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations secured hereby. Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

          9. Cumulative Rights. The rights, powers and remedies of Secured Party under this Pledge Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law, the Credit Agreement or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secure Party's security interest in the Collateral.

          10. Waiver. Any forbearance by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof. Pledgor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

          11. Binding upon Successors. All rights of Secured Party under this Pledge Agreement shall inure to the benefit of Secured Party, its successors and assigns and shall be binding upon Pledgor, its successors and assigns.

          12. Severability. If any of the provisions of this Pledge Agreement shall be held invalid or unenforceable, this Pledge Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

          13. Choice of Law. This Pledge Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin, and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the Wisconsin Uniform Commercial Code.

          14. Notices. All demands, notices and other communications provided for herein shall be transmitted in accordance with provisions of section 8.4 of the Credit Agreement and shall be effective at the times provided therein.

                                   BUCYRUS-ERIE COMPANY


                                   BY /s/T. W. Sullivan
                                      Title: Vice President - Marketing